PROXY CARD                                  OPPENHEIMER NEW YORK MUNICIPAL FUND                           PROXY CARD

                               PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 15, 2002

The undersigned,  revoking prior proxies, hereby appoints Robert Zack, Brian Wixted,  Katherine Feld, Denis Molleur, and Kathleen Ives,
and each of them, as  attorneys-in-fact  and proxies of the undersigned,  with full power of  substitution,  to vote shares held in the name of the  undersigned on the record date at the Special  Meeting of Shareholders of Oppenheimer New York Municipal Fund (the "Fund")
to be held at 6803 South  Tucson  Way,  Englewood,  Colorado,  80112,  on August  15,  2002,  at 1:00 P. M.  Mountain  time,  or at any adjournment thereof,  upon the proposals described in the Notice of Meeting and accompanying Proxy Statement,  which have been received by the undersigned.

This proxy is  solicited  on behalf of the Fund's Board of  Trustees,  and all  proposals  (set forth on the reverse side of this proxy card) have been proposed by the Board of Trustees.  When properly  executed,  this proxy will be voted as indicated on the reverse side or "FOR" a proposal if no choice is indicated.  The proxy will be voted in accordance  with the proxy  holders' best judgment as to any other matters.
                                                                          VOTE VIA THE TELEPHONE:  1-800-597-7836
                                                                          CONTROL NUMBER:  999  9999  9999  999

                PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:[]
1.       To elect a Board of Trustees:
                                                                                FOR             AGAINST         FOR ALL
                                                                                ALL             ALL             EXCEPT

01  Leon Levy               02  Donald W. Spiro         03  John V. Murphy      []              []              [] 1.
04  Robert G. Galli         05  Phillip A. Griffiths    06  Benjamin Lipstein
07  Elizabeth B. Moynihan   08  Kenneth A. Randall      09  Edward V. Regan
10  Russell S.Reynolds,Jr.  11  Clayton K. Yeutter

If you do not wish your shares voted "FOR" a particular  nominee,  mark the "For
All Except" box and write the nominee's number on the line provided below.  Your shares will be voted for the remaining nominee(s).

2.   To approve the elimination or amendment of certain fundamental investment  FOR             AGAINST         ABSTAIN
     policies of the Fund:

A.   Purchasing Securities on Margin                                            []              []              [] 2.A
B.   Making Short Sales                                                         []              []              [] 2.B
C.   Purchasing Securities of Issuers in which Officers or Trustees have an     []              []              [] 2.C
     Interest
D.   Investing in Other Investment Companies                                    []              []              [] 2.D
E.   Borrowing                                                                  []              []              [] 2.E
F.   Pledging, Mortgaging and Hypothecating of Assets                           []              []              [] 2.F
G.   Lending                                                                    []              []              [] 2.G
H.   Real Estate                                                                []              []              [] 2.H
I.   Industry Concentration                                                     []              []              [] 2.I

3.   To Authorize the Trustees to adopt an Amended and Restated Declaration of  FOR             AGAINST         ABSTAIN
     Trust.

A.  Future Amendments of the Declaration of Trust.                              []              []              [] 3.A
B.  Reorganization of the Trust or Its Series or Classes.                       []              []              [] 3.B
C.  Involuntary Redemptions.                                                    []              []              [] 3.C
D.  Other Changes Under the Amended and Restated Declaration of Trust.          []              []              [] 3.D